Exhibit 10(ag)

                               STRATEGIC ALLIANCE

                        AND TECHNOLOGY LICENSE AGREEMENT

      This Strategic Alliance and Technology License Agreement ("Agreement") is entered into as of May 8, 2000 among NCT Group, Inc. ("NCT"), a Delaware corporation, Advancel Logic, Inc. ("Advancel"), a California corporation and a wholly owned subsidiary of NCT, and Infinite Technology Corporation ("ITC"), a Delaware corporation.

WITNESSETH:

      WHEREAS, Advancel has developed certain proprietary technology and designs for JAVA(TM) embedded microprocessors to significantly enhance the rate of instruction execution of such microprocessors. Advancel's technology and designs are known as the "tiny J" (TJ) and "tiny2J" (T2J) microprocessor designs (the "TJ Technology" and the "T2J Technology," respectively);

      WHEREAS, Advancel has entered into a license agreement with ST Microelectronics S.A. and Microelectonics S.r.l., a French and an Italian company, respectively (collectively "ST") for the license and further development of the T2J Technology (the "ST Agreement"), a true, correct and complete copy of which has been attached and incorporated herein by reference; and

      WHEREAS, ITC has developed proven secure architecture and advanced nonvolatile memory technology, advanced DSP chip technology and is experienced in the design, prototyping and manufacture of JAVA(TM) based microprocessors.

      NOW THEREFORE, in consideration of the above and the representations, warranties and covenants hereinafter set forth, the parties agree as follows:

-----

Java(TM) is a trademark of Sun Microsystems, Inc.




ARTICLE I     LICENSES


Section 1.1 TJ Technology License. NCT and Advancel hereby grant to ITC an exclusive, irrevocable worldwide license, with right to sublicense, to design, make, use, transfer, market and sell products and intellectual property (including software and microprocessor designs) incorporating or based upon the TJ Technology. Such license to the TJ Technology shall continue and be irrevocable by NCT and Advancel for so long as ITC meets its continuing royalty payment obligations to NCT set forth in Article II herein.

Section 1.2 T2J Technology License. NCT and Advancel hereby grant to ITC an exclusive, perpetual, irrevocable worldwide license to design, make, use, transfer, market and sell products and intellectual property (including software and microprocessor designs) incorporating or based upon the T2J Technology. The exclusivity of such license shall be subject to the rights of ST with respect to the T2J Technology as set forth in the ST Agreement and any amendments and changes that will be negotiated for the ST Agreement. This license of the T2J
Technology does not include the right to sublicense to any other person or entity. Such license to the T2J Technology shall continue and be irrevocable by NCT and Advancel for so long as ITC meets its continuing royalty payment obligations to NCT set forth in Article II herein.

ARTICLE II    LICENSE FEES AND ROYALTIES

Section 2.1 Initial Payment. In consideration of the licenses granted in Article I herein, ITC shall as soon as practical after execution and delivery of this Agreement by NCT and Advancel, issue to NCT 1,200,000 shares of common stock of ITC having an agreed upon value of $5.00 per share.

Section 2.2 Royalties for TJ Technology. ITC agrees to pay to NCT the following royalty on each microprocessor or semiconductor chip sold by ITC utilizing or incorporating the TJ Technology:

a. $0.20 per chip for the first chips sold until $100,000 of royalty has been paid;

b. $0.15 per chip for the next chips sold until an additional $500,000 of royalty has been paid;

c. $0.10 per chip sold by ITC thereafter until second anniversary of this Agreement, not counting the first chips sold having an aggregate royalty payment of $600,000 as provided in Sections 2.2(a) and (b) above;

d. $0.08 per chip sold by ITC after the second anniversary of the Agreement and the aggregate royalty payments have been paid as provided in Sections 2.2(a) and (b); and

e. $0.05 per chip sold by ITC at any time after the fourth anniversary of this Agreement.

Section 2.3 Royalties for T2J Technology. ITC agrees to pay to NCT the following royalty on each microprocessor or semiconductor chip sold by ITC utilizing or incorporating the T2J Technology:

a. $0.05 per chip for the first chips until $1,000,000 in royalty has been paid; and

b. $0.025 per chip sold by ITC at any time thereafter, not counting the first chips sold as provided in Section 2.3(a) above.

Section 2.4 Sublicense Fees. ITC agrees to pay to NCT the following sublicense fees for TJ technology after any expenses associated with the granting of the sublicense has been deducted:

a. 50% of all sublicense fees received for the first 24 months of this Agreement;

b. 30% of all sublicense fees received for the second 24 months of this Agreement; and

c.   20% of all sublicense fees received thereafter.

ARTICLE III   AUDITS

ITC and NCT shall keep full and accurate books and records pertaining to their respective performance under this Agreement for a period of at least three (3) years after the date a given monthly payment is made by ITC or NCT to the other (applicable "Party"). ITC or NCT shall permit an independent certified public accountant selected by the other and reasonably acceptable to both, to examine such books and records, at their own sole cost and expense, upon reasonable notice during normal working hours, but not later than three (3) years following the payment in question, for the sole purpose of verifying the royalty payments and reports and accountings related thereto. Such accountant shall not disclose to the auditing Party any other information of audited Party. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination. In the event such examination shows underreporting and underpayment in excess of five percent (5%) for any twelve (12) month period, then Party underpaying shall pay the underpaid Party the cost of such examination together with any additional sum that would have been payable to the underpaid Party had underpaying Party reported correctly, plus interest at the rate of two per cent (2%) over the prime rate as published in the Wall Street Journal during the period of delinquency.

ARTICLE IV    DOCUMENTATION; FURTHER DEVELOPMENT

Section 4.1 Documentation; Further Assurances. NCT and Advancel agree to deliver to ITC as promptly as practical, all documentation, files, data sheets, presentation material, technology files, marketing data and other information in whatever form in their possession or control relating to the TJ and T2J Technology. Such documentation, files and other materials shall include copies of all materials previously provided to ST. Each of NCT and Advancel, on the one hand, and ITC on the other, agree to cooperate and use their reasonable best efforts to secure and transfer to ITC's possession all information, documentation, files and other materials regarding the TJ Technology and the T2J Technology, including the retrieval of such information, documentation, files and other materials from prospective customers, individuals or other companies given to such customers, individuals or other companies by Advancel or any of Advancel's former employees or consultants.

Section 4.2 Further Development. Should the TJ Technology or the T2J Technology as delivered to ITC prove to be incomplete or corrupted, NCT agrees to fund and ITC agrees to further develop the TJ Technology and the T2J Technology as is contemplated by this Agreement. ITC agrees to commence its development efforts as soon as practical once the parties agree upon a budget and timetable, with a minimum budget to cover ITC's development costs of $1,000,000. The minimum budget will be paid by NCT to ITC in installments as follows, provided that if ITC completes all required development more expeditiously than as contemplated by the timetable for the installments below, all outstanding installments shall accelerate and be due upon such completion

a.    $50,000 in cash by March 31, 2000;

b.    $50,000 in cash by April 30, 2000;

c.    $100,000 in NCT common stock by May 31, 2000;

d.    $100,000 in NCT common stock by June 30, 2000;

e.    $100,000 in NCT common stock by July 31, 2000;

f.    $100,000 in NCT common stock by August 30, 2000;

g.    $100,000 in NCT common stock by September 30, 2000;

h.    $100,000 in NCT common stock by October 31, 2000;

i.    $100,000 in NCT common stock by November 30, 2000;

j.    $100,000 in NCT common stock by December 31, 2000; and

k.    $100,000 in NCT common stock by January 31, 2001.

Section 4.3 Ownership. ITC shall own all right, title and interest in and to the improvements and modifications of and further developments in the TJ Technology and the T2J Technology as developed by ITC under this Article IV and thereafter, provided that the royalty payment obligations of ITC to NCT set forth in Article II herein shall continue.

ARTICLE V     JAVA(TM) Processor Development; Support

Section 5.1 DSP SoC. ITC shall develop, make, market and sell a JAVA(TM) based DSP System-on-Chip ("SoC") semiconductor chip based upon the TJ Technology for which NCT shall pay ITC $1,000,000 in Non-Recurring Engineering Expenses (NRE"). The target market price to NCTI for the semiconductor chip with minimum input and output pins (typically less than 100 pins) is $5.00 per chip. NCT shall pay ITC the NRE in cash or NCT stock at NCT's choice as follows:

a. $333,333 upon completion of the TJ Technology and the T2J Technology as contemplated by Article IV herein so that SoC development by ITC can begin;

b. $333,333 upon the initial release of the semiconductor chip product for fabrication of the chip; and

c. $333,334 upon the delivery of prototype chip samples from the initial development fabrication.

Section 5.2 General Propose Processor. ITC shall develop, make, market and sell a general purpose JAVA(TM) processor based upon the TJ Technology for which NCT shall pay ITC $500,000 in NRE. The target market price to NCTI for the processor with minimum input and output pins (typically less than 100 pins) is $3.00 per chip. NCT shall pay ITC the NRE in cash or NCT stock at NCT's choice as follows:

a. $150,000 upon completion of the TJ Technology and the T2J Technology as contemplated by Article IV herein so that development by ITC can begin;

b. $150,000 upon the initial release of the semiconductor chip- product for fabrication of the chip; and

c. $200,000 upon the delivery of prototype chip samples from the initial development fabrication.

Article 5.3 Support. ITC shall assume the support obligations of ST under ST Agreement at an expense rate of 80% of the NRE to be paid by ST under the ST Agreement, but in no event less than $80 per hour. NCT shall pay over to ITC 20% of the royalties received from ST for its use of the existing TJ Technology and/or the existing T2J Technology. ITC shall be entitled to receive 80% of the NRE and 50% of the royalties actually paid by ST for the next generation or modifications of the TJ Technology and/or the T2J Technology developed by ITC.

ARTICLE VI    ADVANCEL EMPLOYEES AND ASSETS

Article 6.1 Advancel Employees. ITC shall have the unconditional right to offer employment or consulting positions with ITC to any current or former employee or consultant of Advancel. NCT and Advancel shall use their reasonable best efforts to encourage and convince current and former employees and consultants of Advancel to accept positions with ITC if offered by ITC. If any such individual agrees to release NCT and Advancel from any and all claims and disputes arising from their prior relationship with Advancel, NCT and Advancel shall agree to release such individual from any and all claims and disputes arising from such relationship, so long as they agree to work and/or consult with ITC in good faith for a minimum of two years. NCT and Advancel shall indemnify and hold harmless ITC from any claims or disputes arising between NCT and Advancel, on the one hand, and any current or former employee or consultant of Advancel on the other.

Section 6.2 Assets. ITC shall have the right to take possession of and Advancel hereby agrees to assign, transfer and convey to ITC all of its right, title and interest in and to its tangible assets, including without limitation CAD tools, furniture, network assets, telephones and all other equipment. ITC shall assume no liabilities of Advancel and NCT and Advancel agree to indemnify and hold harmless from any such liabilities. Advancel shall deliver to ITC upon reasonable request any documents, bills of sale or other instruments to record or evidence such transfer and assignment of assets to ITC.

Section 6.3 Relocation. NCT and Advancel agree that they shall remain responsible for any and all expenses associated with the current Advancel facility. ITC and NCT agree to relocate the current Advancel facility and employees as soon as practical to a lower cost facility for which ITC shall be responsible. NCT and Advancel shall pay for the actual relocation, license transfer fees and set up expenses as supported by a budget mutually agreed to by NCT and ITC.

ARTICLE VII   STRATEGIC ALLIANCE

Section 7.1 Joint Development. If ITC and NCT agree jointly to develop microprocessors or semiconductor chips not otherwise contemplated hereby, either under a funded development project or ITC's Publishing Business model (including the general purpose JAVA(TM) processor and a JAVA(TM) based DSP SoC), ITC shall agree to sell such microprocessors or chips at the best price charged to ITC's customers for such microprocessors or chips or for microprocessors or chips of similar complexity, performance and manufacturing technology. NCT shall have the right to resale such microprocessors or chips and to incorporate or use them in NCT-sponsored products.

Section 7.2 Apogee Software. Except as provided in or contemplated by the ST Agreement, NCT shall assist ITC in the assumption of all rights to the Apogee software and support tool under the agreement between Apogee and NCT and Advancel.

Section 7.3 NCT Algorithms. NCT agrees to negotiate in good faith to license its algorithms to ITC on a non-exclusive basis for use by ITC with any ITC-developed technology at customary terms on an arms-length basis.

Section 7.4 First Offer Option. NCT and Advancel hereby grant to ITC the option to acquire all of NCT's and Advancel's right, title and interest in the TJ Technology and the T2J Technology at a price to be determined in good faith negotiations between the parties, and upon sustained, broad market support for the price per share of ITC's common stock. If the parties are unable to come to terms for the exercise of such option, such right to acquire shall extinguish provided that NCT and Advancel keep ITC reasonably informed of any intention to sell their right, title and interest in the TJ Technology and the T2J Technology.

Section 7.5 Registration of NCT Shares. NCT agrees to place in escrow for ITC's benefit 3,000,000 shares of NCT Common Stock having a Fair Market Value of $2,400,000 as of the date of the Agreement. These NCT shares are placed in escrow to secure NCT's obligation to fund the TJ Technology and T2J Technology development and microprocessor and semiconductor chip development as provided in Articles IV and V herein. NCT agrees to file a registration statement to register the NCT shares, on a best efforts basis, within thirty days of the execution of the Agreement. ITC agrees that such shares may be released from escrow periodically on a monthly basis back to NCT or its designee if the then Fair Market Value of NCT's common stock then held in escrow exceeds NCT's outstanding funding obligations under Articles IV and V herein. Any shortfall in its funding obligations shall be paid by NCT to ITC in cash.

ARTICLE VIII        Confidentiality

Section 8.1 Confidential Information. Each Party transferring confidential information to the other Party shall assess all information transferred under this Agreement to determine the requirement or lack thereof for treatment as Confidential Information by the Receiving Party. Except as provided herein, the Receiving Party agrees to use the same care and discretion, but at least reasonable care and discretion, to avoid disclosure, publication, or dissemination of received ITC or received NCT Confidential Information, as the case may be, outside of the Receiving Party as the Receiving Party employs with similar information of its own which it does not desire to publish, disclose, or disseminate or to permit unauthorized use by others. All Confidential Information transferred under this Agreement shall be conspicuously marked (on each page which is loose leafed, or on the cover of permanently bound documents) by the Transferring Party with an appropriate and conspicuously obvious legend such as "ITC Confidential Information ", or "NCT Confidential Information", or any other appropriate confidentiality legend, as the case may be, such legend to clearly indicate to a person viewing or otherwise accessing such information that it is of a confidential nature.

Section 8.2 Non-Tangible Form. Any transfer of Confidential Information which is made in non-tangible form (for example, orally or visually) shall be confirmed in writing by the Transferring Party together with a written summary thereof to the Receiving Party, with a copy to the Program Managers of both Parties, within thirty (30) days after the date of such transfer.

Section 8.3 Period of Confidentiality. The period of confidentiality applicable to Confidential Information transferred under the provisions of Section 8.1 shall extend throughout the period of use under the license grants in Article I and for five (5) years thereafter in respect of all ITC Confidential Information included in the RADcore Technology Package and for five (5) years measured from the date of first receipt under this Agreement in respect of all other Confidential Information.

Section 8.4 Third Party Disclosure. Disclosure to a third party of Confidential Information disclosed by a Transferring Party to a Receiving Party under this Agreement shall not be precluded if such disclosure is:

a. In response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the Receiving Party shall first have made a good faith effort promptly to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purpose for which the order was issued; or

b.    Otherwise required by law.

Section 8.5 Exceptions. The obligations specified above will not apply to any Confidential Information which is disclosed to a Receiving Party hereto, that:

a. Is already in the possession of the Receiving Party without obligation of confidence;

b.   Is independently developed by the Receiving Party;

c.   Is or becomes publicly available without breach of this Agreement;

d. Is lawfully obtained by the Receiving Party from a third party or parties without the duty of confidentiality to the third party; or

e. Is released for disclosure by the Transferring Party with its written consent.

ARTICLE IX    Publicity

Neither Party shall disclose any of the terms and conditions of this Agreement to any third party without the prior consent of the other Party. However both Parties may disclose to third parties and publish the existence of this Agreement and the general subject matter thereof without prior consent of or notice to the other Party. Any additional disclosure or publication of details of this Agreement or the relationship between the Parties under this Agreement shall be subject to the prior written agreement to the content and form thereof by both Parties.

ARTICLE X     Indemnification

Section 10.1 Infringement. NCT agrees that it will at its expense timely defend any suit instituted against ITC and indemnify ITC against any award of damages and costs made against ITC in any such suit insofar as the same is based on a claim that ITC's use of the TJ Technology and T2J Technology in the design of integrated circuits infringes any United States Patent, Copyright, or trade secret right provided ITC gives NCT timely notice in writing of the institution of such suit and permits NCT through its counsel to defend the same and provides, at the expense of NCT, all available information, assistance and authority to so defend. If the infringement was caused by ITC's specific use of other technology in conjunction with the T2J or TJ technology and the use of the other technology results in an infringement, NCT is relieved of any obligations defined in Article X. NCT shall have control of the defense of any such suit including appeals and of all negotiations for settlement, including the right to effect the settlement or compromise thereof.

Section 10.2 Remedy. If use of the TJ Technology and T2J Technology by ITC is, in any suit, held to constitute infringement and use thereof by ITC is enjoined, NCT may at its option and expense procure for ITC the right to continue using the TJ Technology and T2J Technology or replace or modify the TJ Technology and T2J Technology so that it becomes non-infringing, provided, however, that the essential attributes of the TJ Technology and T2J Technology remain the same.

Section 10.3 LIMITATION OF LIABILITY.  THE FOREGOING STATES THE ENTIRE LIABILITY
             OF NCT FOR INFRINGEMENT OF COPYRIGHTS, PATENTS, TRADE SECRETS, OR OTHER PROPERTY RIGHTS

ARTICLE XI    REPRESENTATIONS AND WARRANTIES OF NCT AND ADVANCEL

NCT and Advancel jointly and severally represent and warrant to ITC as of the date hereof as follows:

Section 11.1 Incorporation; Power and Authority; No Conflict. Each of NCT and Advancel (a) is duly incorporated, validly existing and in good standing under the laws of its place of incorporation; and (b) has the full power and authority to own and operate its assets and to enter into, execute, deliver and perform this Agreement, grant the License Rights granted herein and has obtained all necessary approvals to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by NCT and Advancel respectively will not violate, conflict with or result in a default under its certificate of incorporation, bylaws or other agreements by which it or its assets are bound.

Section 11.2 Enforceability. This Agreement is valid, binding and enforceable against each of NCT and Advancel in accordance with its terms, subject as to enforceability as to laws affecting bankruptcy, creditors rights and general equitable principles.

Section 11.3 NCT Shares. When issued against the consideration contemplated hereby, such share of NCT common stock to be issued hereunder will be duly authorized, validly issued, fully paid and non-assessable.

Section 11.4      ITC Common Stock.

a.    No  Registration.  NCT fully  understands  that the ITC common stock to be issued hereunder (the "ITC Shares") has not been registered under the Securities Act or under any state securities laws and that no transfer of the Common Stock or any interest therein may be made, except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or an exemption therefrom.

b. Investment Intent. NCT is purchasing the ITC Shares solely for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act and the rules and regulations promulgated thereunder) that would be in violation of the federal and state securities laws.

c. Accredited Investor. NCT is (i) an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, (ii) has such knowledge and experience of financial, business and investment matters as to be capable of evaluating the merits and risks of this investment, (iii) has the ability to bear the economic risks of this investment, and (iv) has been afforded the opportunity to ask questions of, and to receive answers from, ITC and to obtain additional information, to the extent ITC has such information or could have acquired it without unreasonable effort or expense, all as necessary for ITC to make an informed investment decision with respect to the purchase of the ITC Shares.

d. Transfer Restrictions. NCT understands and agrees that the transfer of the ITC Shares purchased under this Agreement is subject to the conditions of this Agreement. If NCT desires to sell or otherwise dispose of all or any part of the ITC Shares (other than pursuant to an effective registration statement under the Securities Act or a sale or other disposition made pursuant to Rule 144 promulgated under the Securities Act) and if all the other conditions in this Agreement concerning such sale or disposal are satisfied, NCT shall deliver to ITC an opinion of counsel, reasonably satisfactory in form and substance to ITC, that an exemption from registration under the Securities Act is available. All certificates representing any of the ITC Shares subject to the provisions of this Agreement shall have been endorsed on the face thereof a legend substantially as follows:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER STATE SECURITIES LAWS OF ANY STATE. NO OFFER, TRANSFER OR SALE OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

e. Registration of Securities. ITC agrees that if, at any time and from time to time, the Board of Directors of ITC shall authorize the filing of a registration statement under the Securities Act of 1933 ("Registration Statement"), ITC will (i) promptly notify NCT that such Registration Statement will be filed and that the ITC shares which are then held by NCT, will be included in such Registration Statement at NCTs' request. The ITC shares held by NCT will be registered on a best efforts basis, in the Registration Statement, subject to underwriter approval, and may be withheld by the underwriter at its sole discretion.

ARTICLE XII  REPRESENTATIONS AND WARRANTIES OF ITC

ITC represents and warrants to NCT and Advancel as of the date hereof as follows:

Section 12.1 Incorporation; Power and Authority; No Conflict. ITC (a) is duly incorporated, validly existing and in good standing under the laws of its place of incorporation; and (b) has the full power and authority to own and operate its assets and to enter into, execute, deliver and perform this Agreement and has obtained all necessary approvals to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by ITC will not violate, conflict with or result in a default under its certificate of incorporation, bylaws or other agreements by which it or its assets are bound.

Section 12.2 Enforceability. This Agreement is valid, binding and enforceable against ITC in accordance with its terms, subject as to enforceability as to laws affecting bankruptcy, creditors rights and general equitable principles.

Section 12.3 ITC Shares. When issued against the consideration contemplated hereby, each share of ITC common stock to be issued hereunder will be duly authorized, validly issued, fully paid and non-assessable.

ARTICLE XIII        MISCELLANEOUS

Section 13.1 Successors and Assigns. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. Except as otherwise specifically authorized herein, no party to this Agreement may assign any of its rights under this Agreement to any third party without the express prior written consent of the other parties hereto which consent will not be unreasonably withheld.

Section 13.2 Amendment. This Agreement may be amended only by a written instrument signed by the parties hereto.

Section 13.3 Export License. Each Party agrees that it will not in any form export, re-export, resell, ship, or divert or cause to be exported, re-exported, resold, shipped or diverted, directly or indirectly, any product or technical data or software furnished hereunder, or the direct product of such technical data or software to or which the United States Government or any agency thereof at the time of export or re-export requires an export license or other governmental approval without first obtaining such license or approval.

Section 13.4 Contingency. Anything contained in the Agreement to the contrary notwithstanding, the performance of the obligations of the Parties hereto shall be subject to all laws, both present and future, of any government having jurisdiction over the Parties hereto, and to orders, regulations, directions, or requests of any such government, or any department, agency, or corporation thereof, and to any contingencies resulting from war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the Parties, and the Parties hereto shall be excused from any failure to perform or any delay in the performance of any obligation hereunder to the extent such failure or delay is caused by any such law, order, regulation, direction, request, or contingency.

Section 13.5 No Joint Venture, Agent. Nothing contained herein, or done in pursuance of this Agreement, shall constitute the Parties as entering upon a joint venture or shall constitute either Party hereto the agent for the other Party for any purpose or in any sense whatsoever.

Section 13.6 APPLICABLE LAW. THE LAWS OF THE STAE OF DELAWARE SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

Section 13.7 Notice. Any notices required or permitted hereunder shall be given to the appropriate party at the address previously provided or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery; if sent by telephone facsimile, upon confirmation of receipt; or if sent by certified or registered mail, postage prepaid, three days after the date of mailing. Notice hereunder shall be deemed to have been sufficiently given when delivered in writing by certified mail return receipt requested by either Party to the other and directed to:

      If to NCT:                            If to INFINITE TECHNOLOGY:

      NCT Group, Inc.                       Infinite Technology Corporation
      One Dock Street                       1778 North Plano Road
      Stamford, CT 06902                    Suite 310
      Attn:  President                      Richardson, TX 75081-1958
                                            Attn:  President

Section 13.8 Change of Address. Either Party may change its address for the purposes of this section by a notice given to the other Party in the manner set forth above.

Section 13.9 Integration. This Agreement and any documents or agreements to be executed and delivered pursuant hereto, contain the entire understanding of the parties with respect to the subject matter hereof.

Section 13.10 Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

Section 13.11 Waivers. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further waiver of any such term, provision or condition or as a waiver of any other term, provision or condition.

Section 13.12 Severability. If any provision herein, or the application thereof to any circumstance, is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Agreement or not applicable to such circumstance, as the case may be, and the remainder of this Agreement shall not be affected or impaired thereby.

Section 13.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 13.14 Disputes. The Parties agree that any disputes which arise out of or are based upon this Agreement shall be subject to the following procedures:

a. before proceeding under Section 13.14, executive level managers of both Parties will meet promptly and together review a presentation by each Party concerning the matter in dispute. Only if the executive level managers are unable to resolve the dispute within thirty (30) days of the meeting shall either Party be free to institute a claim or action.

b. if proceedings under Section 13.14 a. fail to revolve a dispute, the Parties agree to submit such dispute to mediation before any legal or administrative process may be initiated by either Party, except disputes relating to intellectual property that by their nature require immediate or extraordinary relief. There shall be a forty-five (45) day time limit on this mediation process, beginning from the initial request for mediation, after which legal remedies may be initiated by either Party. The Parties agree to cooperate in good faith in the selection of an independent third party mediator, and to share equally the costs of the mediator's services. Each Party shall bear their own legal expenses associated with the mediation process.



      IN WITNESSETH WHEREOF, the parties have executed and delivered this Agreement with legal and binding effect as of the date first above written.

NCT GROUP INCORPORATED              INFINITE TECHNOLOGY CORPORATION

By:   /s/ MICHAEL J. PARRELLA       By:   /s/ TIM B. SMITH
      -----------------------             ----------------
Name:    Michael J. Parrella        Name:   Timothy Smith
Title:   C.E.O.                     Title:  C.E.O.


Advancel Logic Corporation

By:   /s/ MICHAEL J. PARRELLA
      -----------------------
Name:    Michael J. Parrella
Title:   C.E.O.